Exhibit 3.4
COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU
206 NORTH OFFICE BUILDING
P. O. BOX 8722
HARRISBURG, PA 17105-8722
WWW.DOS.STATE.PA.US/CORPS

BALDWIN HEALTH CENTER, INC.

          THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. PLEASE NOTE THE FILE DATE AND THE SIGNATURE OF THE SECRETARY OF THE COMMONWEALTH. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA.

          IF YOU HAVE ANY QUESTIONS PERTAINING TO THE CORPORATION BUREAU, PLEASE VISIT OUR WEB SITE LOCATED AT WWW.DOS.STATE.PA.US/CORPS OR PLEASE CALL OUR MAIN INFORMATION TELEPHONE NUMBER (717)787-1057. FOR ADDITIONAL INFORMATION REGARDING BUSINESS AND / OR UCC FILINGS, PLEASE VISIT OUR ONLINE “SEARCHABLE DATABASE” LOCATED ON OUR WEB SITE.

	ENTITY NUMBER :	872959

	MICROFILM NUMBER:	2005093

	MICROFILM START - END :	702 - 703

CT CORP
COUNTER
PA

2005093- 702

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU
Statement of Change of Registered Office (15 pa,C.S.)
☒ Domestic Business Corporation (§ 1507)
Entity Number	Foreign Business Corporation (§ 4144)
872959	Domestic Nonprofit Corporation (§ 5507)
Foreign Nonprofit Corporation ($ 6144)
Domestic Limited Partnership (§ 8506)

Document will be returned to the name and address you enter to the left.
Name

	Address CT CORP COUNTER	ï

City State Zip Code

Fee: $70	Filed in the Department of State on	SEP 15 2005

/s/ [ILLEGIBLE]
Secretary of the Commonwealth

          In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1. The name is:
Baldwin Health Center, Inc.

2. The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and street	City	State	Zip	County
C/O Wiggins/Garfeild Associates, Suite 1, 617, The Bigelow, Pittsburgh, Pennsylvania			15219	Allegheny

(b) Name of Commercial Registered Office Provider			County
c/o:

3. Complete part (a) or (b):

(a) The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

Number and street	City	State	Zip	County

(b) The registered office of the corporation or limited partnership shall be provided by:

c/o: CT Corporation System Philadelphia
Name of Commercial Registered Office Provider County

2005093- 703
DSCB: 15-1507/4144/5507/6144/8506-2

4. Strike out if a limited partnership:

Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused this Application for Registration to be signed by a duly authorized officer thereof this

29 day of Aug, 2005

Baldwin Health Center, Inc.
Name of Corporation/Limited Partnership

/s/ [ILLEGIBLE]
Signature

CFO
Title

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

MAY 28, 1996

TO ALL WHOM THESE PRESENTS SHALL COME, GREETING:

          I DO HEREBY CERTIFY THAT,
BALDWIN HEALTH CENTER, INC.

is duly incorporated under the laws of the Commonwealth of Pennsylvania and remains a subsisting corporation so far as the records of this office show, as of the date herein.

IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Seal of the Secretary’s Office to be affixed, the day and year above written.

/s/ [ILLEGIBLE]
Secretary of the Commonwealth
CFEN

86231971

872959

To All to Whom These Presents Shall Come, Greeting:

          Whereas, In. and by Article VIII of the Business Corporation Law, approved the fifth day of May, Anno Domini one thousand nine hundred and thirty-three, P. L. 364, as amended, the Department of State is authorized and required to issue a

CERTIFICATE OF AMENDMENT

evidencing the amendment of the Articles of Incorporation of a business corporation organized under or subject to the provisions of that Law, and

          Whereas, The stipulations and conditions of that Law pertaining to the amendment of Articles of Incorporation have been fully complied with by

BALDWIN HEALTH CENTER, INC.

          Therefore, Know Ye, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, extend the rights and powers of the corporation named above, in accordance with the terms and provisions of the Articles of Amendment presented by it to the Department of State, with full power and authority to use and enjoy such rights and powers, subject to all the provisions and restrictions of the Business Corporation Law and all other applicable laws of this Commonwealth.

Given
under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 8th day of April in the year of our Lord one thousand nine hundred and eighty-six and of the Commonwealth the two hundred tenth.

/s/ [ILLEGIBLE]
Secretary of the Commonwealth

pjd

Applicant’s Account No._________		Filed this APR 8 1986 day of
		___________________________, A. D. 19
DSCB:BCL-806 (Rev. 8-72)
		Commonwealth of Pennsylvania
Filing Fee: $40	86231967	Department of State
AB-2	872959

Articles of	COMMONWEALTH OF PENNSYLVANIA
Amendment-	DEPARTMENT OF STATE	/s/ [ILLEGIBLE]
Domestic Business Corporation	CORPORATION BUREAU
		Secretary of the Commonwealth

          In compliance with the requirements of section 806 of the Business Corporation Law, act of May 5, 1933 (P. L. 364) (15 P. S. §1806), the undersigned corporation, desiring to amend its Articles, does hereby certify that:

1.	The name of the corporation is:

BALDWIN HEALTH CENTER, INC.

2. The location of its registered office in this Commonwealth is (the Department of State is hereby authorized to correct the following statement to conform to the records of the Department):

c/o WIGGINS/GARFIELD ASSOCIATES, SUITE 1617, THE BIGELOW
(NUMBER)	(STREET)

PITTSBURGH	Pennsylvania	15219
(CITY)		(ZIP CODE)

3.	The statute by or under which it was incorporated is:		Pennsylvania Business Corporation Law Act of May 5, 1933, P.L. 364, as amended

4.	The date of its incorporation is:	June 6, 1985

5.	(Check, and if appropriate, complete one of the following):

☐ The meeting of the shareholders of the corporation at which the amendment was adopted was held at the time and place and pursuant to the kind and period of notice herein stated.

     Time:     The__________________ day of ___________________________________, 19____.

Place:

Kind and period of notice

             ☒    The amendment was adopted by a consent in writing, setting forth the action so taken, signed by all of the shareholders entitled to vote thereon and filed with the Secretary of the corporation.

6.	At the time of the action of shareholders:

	(a)	The total number of shares outstanding was:

1000 shares of common stock

	(b)	The number of shares entitled to vote was:

1000 shares of common stock

                           P. O. Naly Co., 427 Fourth Ave., Pgh., Pa. 15219

86231968

7.	In the action taken by the shareholders:

(a) The number of shares voted in favor of the amendment was:

1000 shares

(b) The number of shares voted against the amendment was:

-0-

8.	The amendment adopted by the shareholders, set forth in full, is as follows:

The amendment is set forth in full on Exhibit A which is attached hereto and made a part hereof.

            IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer and its corporate seal, duly attested by another such officer, to be hereunto affixed this 4th day of April, 19 86.

BALDWIN HEALTH CENTER, INC.
(NAME OF CORPORATION)

Attest:	By:	/s/ [ILLEGIBLE]
(SIGNATURE)
/s/ Hollis Garfield
(SIGNATURE)		Executive Vice President
(TITLE: PRESIDENT, VICE PRESIDENT, ETC.)
Assistant Secretary
(TITLE: SECRETARY, ASSISTANT SECRETARY, ETC.)

(CORPORATE SEAL)

INSTRUCTIONS FOR COMPLETION OF FORM:

A.	Any necessary copies of Form DSCB:17.2 (Consent to Appropriation of Name) or Form DSCB:17.3 (Consent to Use of Similar Name) shall accompany Articles of Amendment effecting a change of name.

B.	Any necessary governmental approvals shall accompany this form.

C.	Where action is taken by partial written consent pursuant to the Articles, the second alternate of Paragraph 5 should be modified accordingly.

D.
If the shares of any class were entitled to vote as a class, the number of shares of each class so entitled and the number of shares of all other classes entitled to vote should be set forth in Paragraph 6(b).

E.
If the shares of any class were entitled to vote as a class, the number of shares of such class and the number of shares of all other classes voted for and against such amendment respectively should be set forth in Paragraphs 7(a) and 7(b).

F.
BCL §807 (15 P. S. §1807) requires that the corporation shall advertise its intention to file or the filing of Articles of Amendment. Proofs of publication of such advertising should not be delivered to the Department, but should be filed with the minutes of the corporation.

DEPT OF STATE
APR [ILLEGIBLE] PM ‘86

86231969

EXHIBIT A
TO
ARTICLES OF AMENDMENT
OF BALDWIN HEALTH CENTER, INC.

1.      Article III of the Articles of Incorporation of Baldwin Health Center, Inc. is hereby amended so as to read in its entirety as follows:

ARTICLE III
PURPOSES

The purposes for which the Corporation is formed are to engage in and to do any lawful acts concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania, including by way of illustration and not limitation, (i) to create a private corporation to acquire and construct nursing home projects, and to operate the same; (ii) to enable the financing of the construction of any such nursing home projects with the assistance of mortgage insurance under the National Housing Act, as amended; (iii) to enter into, perform and carry out contracts of any kind necessary or desirable in connection with the accomplishment of the purposes of the Corporation, including, expressly, any contract or contracts with the Secretary of Housing and Urban Development which may be necessary or desirable to comply with the requirements of the National Housing Act, as amended, and the Regulations of the Secretary thereunder relating to the regulation or restriction of mortgagors as to rents, sales, charges, capital structure, rate of return and methods of operation; (iv) to acquire any property, real or personal, in fee or under lease, or any rights therein or appurtenant thereto, necessary for the construction and operation of any such projects; and (v) to borrow money, and to issue evidence of indebtedness, and to secure the same by mortgage, deed of trust, pledge or other lien in furtherance of any or all the objects of the Corporation’s business in connection with said projects; and

86231970

2.      Article V of the Articles of Incorporation of Baldwin Health Center, Inc. is hereby amended so as to read in its entirety as follows:

ARTICLE V
Authorized Shares

The aggregate number of shares of stock which the Corporation shall have authority to issue is one hundred thousand (100,000) shares of common stock, and the par value of each of such shares shall be one dollar ($1.00); and

3.      The Articles of Incorporation of Baldwin Health Center, Inc. are hereby amended to add a new Article VIII, which shall read in its entirety as follows:

ARTICLE VIII
POWERS

The Corporation shall have the power to do and perform all things necessary or incidental to the accomplishment of the purposes set forth in Article III hereof, including by way of illustration and not limitation, the power and authority to enter into a Regulatory Agreement with the Secretary of Housing and Urban Development.

JUL 8 REC’D

No. _________________________________ Terms, 19 ______

Proof of Publication of Notice in Post-Gazette and Sun-Telegraph
Under Act No. 587, Approved May 16, 1929, P.L. 1784, as last amended by Act No. 409 of September 29, 1951

State of Pennsylvania, County of Allegheny, ss: P. Larson, being duly sworn, deposes and says that the Post-Gazette and Sun-Telegraph, a newspaper of general circulation published in the City of Pittsburgh, County and State aforesaid, was established in 1960 and the Pittsburgh Post-Gazette was established in 1927 by the merging of the Pittsburgh Gazette established in 1786 and the Pittsburgh Post, established in 1842, since which date the said Post-Gazette and Sun-Telegraph has been regularly issued in said County and that a copy of said printed notice or publication is attached hereto exactly as the same was printed and published in the regular editions and issues of the said Post-Gazette and Sun-Telegraph, a newspaper of general circulation on the following dates, viz:

and the      28th.           day of           June                    , A.D. 1985     .

          Affiant further deposes that he/she is an agent for the Pittsburgh Press Company, a corporation and agency of PG Publishing Company, a corporation and publisher of the Post-Gazette and Sun-Telegraph; that, as such agent, affiant is duly authorized to verify the foregoing statement under oath; that affiant is not interested in the subject matter of the aforesaid notice or publication; and that all allegations in the foregoing statement as to time, place and character of publication are true.

/s/ P. Larson
Pittsburgh Press Company, agency of PG Publishing Company

Sworn to and subscribed before me this                  28th.               day of      June                , 1985     .

/s/ Mary E. Wazenegger
MARY E. WAZENEGGER, Notary Public
Pittsburgh, Allegheny County, Pa.
My Commission Expires February 18, 1988

Statement of Advertising Costs

Wiggins/Garfield Assoc.
1617 The Bigelow
Pittsburgh, Pa. 15219

To Pittsburgh Press Company, agency of
Post-Gazette and Sun-Telegraph, Dr.

For publishing the notice or advertisement attached
hereto on the above stated dates	$

Probating same	$

Total		$76.90

Copy of notice or publication

[ILLEGIBLE]

Publisher’s Receipt for Advertising Costs

          Pittsburgh Press Company, agency of THE PG PUBLISHING COMPANY, publisher of the Post-Gazette and Sun-Telegraph, a newspaper of general circulation, hereby acknowledges receipt of the aforesaid advertising and publication costs and certifies that the same have been fully paid.

Office Boulevard of the Allies PITTSBURGH, PA. 15230 Phone 263-1338	Pittsburgh Press Company, agency of PG PUBLISHING COMPANY, a Corporation, Publisher of Post-Gazette and Sun-Telegraph, a Newspaper of General Circulation

By

          I hereby certify that the foregoing is the original Proof of Publication and Receipt for the Advertising costs in the subject matter of said notice.

Attorney for

JUL 3 REC’D
IN RE:    CORPORATE CHARTER
BALDWIN HEALTH CENTER, INC.

No. ______________________ Term, 19______

Proof of Publication of Notice in Pittsburgh Legal Journal
UNDER ACT OF MAY 16, 1929, P.L. 1784, AS LAST AMENDED BY ACT 520, OF JULY 5, 1947.

State of Pennsylvania,	}	ss:
County of Allegheny,

          William A. Hudson, a designated agent of the Publisher of the Pittsburgh Legal Journal, being duly sworn, deposes and says that the Pittsburgh Legal Journal is a legal newspaper which is published by The Allegheny County Bar Association at the offices of its printer, 620 Second Avenue, Pittsburgh, Allegheny County, Pennsylvania; and that the Pittsburgh Legal Journal was established as a weekly newspaper on April 23, 1853, and as a daily legal newspaper on January 4, 1926, since which date said daily newspaper has been regularly issued in said County, and that a copy of the printed notice or publication which is attached hereto is exactly the same as it was printed and published in the regular editions and issues of the said daily legal newspaper on the following dates, vis:

______________________________ and the 26th day of June, AD. 1985

          Affiant further deposes that he is an agent duly authorized by the publisher of said Pittsburgh Legal Journal, to verify the foregoing statement under oath and also declares that affiant is not interested in the subject matter of the aforesaid notice or publication, and that all allegations in the foregoing statement as to time, place and character of publication are true.

/s / William A. Hudson
William A. Hudson, Agent for the Publisher of the Pittsburgh Legal Journal

Sworn to and subscribed before me this

26th day of June, 1985

/s/ Elizabeth M. Keib
Elizabeth M. Keib, Notary Public Pittsburgh, Allegheny County, Pa. My Commission Expires April 7, 1986.

Statement of Advertising Costs

Wiggins/Garfield Associates
Attention: Hollis J. Garfield, Esquire Suite 1617
The Bigelow
Pittsburgh, PA 15219

To Pittsburgh Legal Journal

For publishing the notice or advertisement attached hereto on the above stated dates	$70.00

Probating same	$1.00
Total	$71.00

PITTSBURGH LEGAL JOURNAL

Copy of Notice or publication

     HOLLIS J. GARFIELD; WIGGINS/GARFIELD ASSOCIATES, Attys., Suite 1617, The Bigelow, Pgh., PA 15219. Notice is hereby given that Articles of Incorporation were filed with and approved by the Department of State of the Commonwealth of Pennsylvania, at Harrisburg, PA, on the 6th day of June, 1985, for the purpose of obtaining a Certificate of Incorporation of a business corporation which was organized under the Business Corporation Law of the Commonwealth of Pennsylvania, approved May 5, 1933, P. L. 364, as amended. The name of the corporation is BALDWIN HEALTH CENTER, INC. The purpose or purposes for which it was organized. To engage in and do any lawful acts concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania, and for these purposes to have, possess and enjoy all the rights, benefits and privileges of said Act of Assembly.

1 W 177

To All to Whom These Presents Shall Come; Greeting:

          I DO HEREBY CERTIFY, That from an examination of the indices and corporate records of this department, it appears that  on June 6, 1985, a Certificate of Incorporation was issued to a Pennsylvania corporation entitled

“BALDWIN HEALTH CENTER, INC.”

          I DO FURTHER CERTIFY, That no proceedings in dissolution adversely affecting the corporate existence of the foregoing have subsequently been filed.

          WHEREFORE, it appears that this corporation remains a presently subsisting corporation as of the date hereof.

IN TESTIMONY WHEREOF, I have hereunto set my hand and caused the Great Seal of the Commonwealth to be affixed, the day and year above written.

/s/ [ILLEGIBLE]
Secretary of the Commonwealth

[ILLEGIBLE]

Office of the Secretary of the Commonwealth

To All to Whom These Presents Shall Come, Greeting:

          Whereas, Under the provisions of the Laws of the Commonwealth, the Secretary of the Commonwealth is authorized and required to issue a “Certificate of Incorporation” evidencing the incorporation of an entity.

          Whereas, The stipulations and conditions of the Law have been fully complied with by

BALDWIN HEALTH CENTER, INC.

Therefore, Know Ye, That subject to the Constitution of this Commonwealth, and under the authority of the Laws thereof, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, declare and certify the creation, erection and incorporation of the above in deed and in law by the name chosen hereinbefore specified.

          Such corporation shall have and enjoy and shall be subject to all the powers, duties, requirements, and restrictions, specified and enjoined in and by the applicable laws of this Commonwealth.

Given
under my Hand and the Great Seal of the Commonwealth, at the City of Harrisburg, this 6th day of June in the year of our Lord one thousand nine hundred and eighty–five and of the Commonwealth the two hundred ninth

/s/ William R. Davis
Secretary of the Commonwealth

0872959

REED SMTTH SHAW & MCCLAY ESQS

Filed in the Department of State on
the 6th day of June 1985
/s/ William R. Davis
Secretary of the Commonwealth

BEFORE THE DEPARTMENT OF STATE

872959

COMMONWEALTH OF PENNSYLVANIA

85431205

ARTICLES OF	)
INCORPORATION OF	)
)
BALDWIN HEALTH CENTER, INC.	)
)

TO THE HONORABLE, THE SECRETARY OF THE COMMONWEALTH:

          In compliance with the requirements of section 204 of the Business Corporation Law of the Commonwealth of Pennsylvania, Act of May 5, 1933, P.L. 364, as amended, the undersigned, desiring to be incorporated as a business corporation, does hereby certify in these Articles of Incorporation as follows:

ARTICLE I
Name

          The name of the corporation is BALDWIN HEALTH CENTER, INC. (hereinafter referred to as the “Corporation”).

85431206

ARTICLE II
Registered Office

          The location and post office address of the initial registered office of the Corporation in the Commonwealth of Pennsylvania is c/o Wiggins/Garfield Associates, Suite 1617, The Bigelow, Pittsburgh, PA 15219.

ARTICLE III
Purposes

          The purposes for which the Corporation is formed are to engage in and to do any lawful acts concerning any or all lawful business for which corporations may be incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania.

ARTICLE IV
Terms of Existence

          The term for which the Corporation is to exist is perpetual.

85431207

ARTICLE V
Authorized Shares

          The aggregate number of shares of stock which the corporation shall have authority to issue is one thousand (1000) shares of common stock, and the par value of each of such shares shall be one dollar ($1.00).

ARTICLE VI
Incorporator

          The name and post office address of the incorporator of the Corporation and the number and class of shares subscribed to by such incorporator are as follows:

Name	Address	Number and Class of Shares
Hollis J. Garfield	Suite 1617 The Bigelow Pittsburgh, PA 15219	Two Hundred shares of common stock $1.00 par value

ARTICLE VII
Board of Directors

          The business and affairs of the Corporation shall be managed by a Board of Directors which shall consist of such number of Directors, not less than three nor more than four, as shall from time to time be fixed by, or in the manner provided in, the Bylaws.

85431208

          The names and addresses of those persons who are to act as Directors until the election and qualification of  their respective successors, and who shall constitute the number of Directors of the Corporation until changed as provided in the Bylaws, are:

Name	Address
Sidney Garfield	26055-A Emery Road
Cleveland, OH 44128

Evelyn Garfield	26055-A Emery Road
Cleveland, OH 44128

Hollis Garfield	Suite 1617, The Bigelow
Pittsburgh, PA 15219

          IN TESTIMONY WHEREOF, the incorporator has signed and sealed these Articles of Incorporation this 6th day of June, 1985.

/s/ Hollis J. Garfield	(SEAL)
Hollis J. Garfield